UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2004

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	0-14278	91-1144442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 12, 2004, Microsoft furnished a Form 8-K under Item 7.01 to which it attached as an exhibit Microsoft Corporation’s consolidated balance sheets as of June 30, 2004 and September 30, 2004, and the related consolidated statements of income, cash flows, and stockholders’ equity for the three months ended September 30, 2003 and 2004 formatted in XBRL (Extensible Business Reporting Language).

Microsoft is filing this Amendment No. 1 to Form 8-K to make certain corrections to the first file included in Exhibit 99.1, the XBRL instance document containing information from Microsoft’s FY2005 Q1 Form 10-Q in XBRL and referencing the attached XBRL taxonomies, schemas and linkbases. The corrections are: (i) a modified tag for one line item (CashDividendCommonStock) and (ii) corrected values for CommonStockSharesOutstanding and Issued; OtherComprehensiveIncome; RetainedEarningsEndingBalance and StockholdersEquityEndingBalance.

These corrections apply only to the voluntary Form 8-K furnished on November 12, 2004. These changes are not applicable to the Form 10-Q filed November 9, 2004.

These documents are presented for illustration purposes only. These are not the official publicly filed financial statements of Microsoft Corporation. No representation is made that the information presented is accurate or complete and they are not to be used for investment purposes.

The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION (Registrant)

Date: November 24, 2004	By:	/s/ JOHN G. CONNORS
John G. Connors Senior Vice President; Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Microsoft Corporation’s consolidated balance sheets as of June 30, 2004 and September 30, 2004, and the related consolidated statements of income, cash flows, and stockholders’ equity for the three months ended September 30, 2003 and 2004 formatted in XBRL (Extensible Business Reporting Language)

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